Exhibit 10.9

Business Subsidy Agreement

THIS AGREEMENT is made and entered into as of the 7th day of December, 2010, by and between the Economic Development Authority in and for the City of Coon Rapids (the “City”) and Biovest International, Inc. (the “Borrower”). The provisions herein constitute the “business subsidy agreement” for purposes of the Minnesota Business Subsidy Act (Minnesota Statutes Sections 116J.993-995 and its successor statute.)

Section 1. Definitions. In this Agreement, unless a different meaning clearly appears from the context:

(a) “Benefit Date” means the date when the Borrower occupies the Project, but shall be no later than March 31, 2011.

(b) “City” means the Economic Development Authority in and for the City of Coon Rapids.

(c) “Compliance Date” means the date that is two (2) years after the Benefit Date.

(d) “Borrower” means Biovest International, Inc., a Delaware corporation.

(e) “Development Property” means the real property legally described as TRACT B R.L.S. NO 86 .

(f) “Initial Disbursement Date” means the date of the first disbursement of any Loan Proceeds by the City to the Borrower.

(g) “Jurisdiction” means a city or township.

(h) “Leveraged Funds” means the funds described in Section 2.3. of the Loan Agreement.

(i) “Loan” means the funds loaned by the City to the Borrower pursuant to the Loan Agreement.

(j) “Loan Agreement” means the agreement and documents stating the terms and conditions of the Loan.

(k) “Loan Proceeds” means the funds disbursed to the Borrower pursuant to this Agreement and any proceeds thereof.

(l) “Project” means the Borrower’s construction of tenant improvements to the real property it leases at 8500 Evergreen Boulevard, Coon Rapids, MN 55433 as generally discussed in the application for MIF which resulted in the Grant Agreement.

(m) “Termination Date” means the date of the final payment made to the City.

Section 2. Agreement. The Borrower acknowledges and agrees that the provisions of Minnesota’s Business Subsidy Act apply to this Agreement, as Borrower is receiving under the terms of this Agreement government assistance.

(a)	The subsidy provided to the Borrower includes the $103,000 Loan made hereunder which will be used for tenant improvements.

(b)	The public purposes and goals of the subsidy are to retain and create high paying jobs in the bioscience sector within Coon Rapids.

(c)	The goals for the subsidy are to retain 24 jobs and create 14 new jobs.

(d)	If the goals are not satisfied, the Borrower shall make payment to the City as required in Section 4.4 of the loan agreement.

(e)	The subsidy is needed because the current economic conditions and Chapter 11 bankruptcy filing by the company make the Project unfeasible without the Loan.

(f)	The Borrower must continue operations in the jurisdiction for at least five years following the Benefit Date.

(g)	The Borrower’s majority shareholder is Accentia Biopharmaceuticals, 324 South Hyde Park Ave., Suite 350, Tampa, FL, 33606.

(h)	Other than the assistance provided under this Agreement, the Borrower expects to receive a loan from the State of Minnesota’s Minnesota Investment Fund.

Section 3. Reporting. The Borrower shall provide to the City information regarding goals and results for two years after the benefit date or until the goals are met, whichever is later. This reporting requirement will expire if the goals are met by the Compliance Date. If the goals are not met, the Borrower must continue to provide information on the loan until the loan is repaid. If the report is not submitted by March 15, the City shall mail the Borrower a warning within one week of the required filing date. If, after 14 days of the postmarked date of the warning, the Borrower fails to provide a report, the Borrower must pay to the City a penalty of $100 for each subsequent day until the report is filed. The maximum penalty shall not exceed $1,000.

(a)	Reporting Documentation.

(1)	The type, public purpose, and amount of the subsidy;

(2)	A statement of goals identified in the subsidy agreement and an update on achievement of those goals;

(3)	The location of the recipient prior to receiving the business subsidy;

(4)	If the company has a parent corporation, the name and address;

(5)	A list of all financial assistance by all grantors for the project; and

(6)	Other information the City may request.

IN WITNESS WHEREOF, the City has caused this Agreement to be duly executed in its name and behalf and the Borrower has caused this Agreement to be duly executed in its name and behalf as of the date first written above.

ECONOMIC DEVELOPMENT AUTHORITY IN AND FOR THE CITY OF COON RAPIDS

By:	/s/ Tim Howe
Tim Howe, Chair

By:	/s/ Denise Klint
Denise Klint, Secretary

Approved By:

BIOVEST INTERNATIONAL, INC.

By:	/s/ David Moser
Name:	David Moser
Its:	Secretary

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